EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
FIRST-QUARTER 2023 RESULTS

•Reported first-quarter 2023 Net income attributable to limited partners of $199.0 million, generating first-quarter Adjusted EBITDA(1) of $498.7 million.
•Reported first-quarter 2023 Cash flows provided by operating activities of $302.4 million, generating first-quarter Free cash flow(1) of $141.6 million.
•Announced a first-quarter distribution of $0.856 per unit, which includes the Partnership’s Base Distribution of $0.500 per unit, as well as an Enhanced Distribution of $0.356 per unit.

HOUSTON—(BUSINESS WIRE)—May 3, 2023 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced first-quarter 2023 financial and operating results. Net income (loss) attributable to limited partners for the first quarter of 2023 totaled $199.0 million, or $0.52 per common unit (diluted), with first-quarter 2023 Adjusted EBITDA(1) totaling $498.7 million. First-quarter 2023 Cash flows provided by operating activities totaled $302.4 million, and first-quarter 2023 Free cash flow(1) totaled $141.6 million.
RECENT HIGHLIGHTS
•Processed record Delaware Basin natural-gas throughput of 1.57 Bcf/d for the first quarter, representing a 3-percent sequential-quarter increase.
•Gathered record Delaware Basin produced-water throughput of 977 MBbls/d for the first quarter, representing a 13-percent sequential-quarter increase.
•After quarter end, executed a long-term amendment to Occidental’s natural-gas processing agreement in the Delaware Basin to provide up to 300 MMcf/d of additional firm-processing capacity supported by significant corresponding minimum-volume commitments.
•In conjunction with the Delaware Basin processing agreement amendment, executed an amendment to Occidental’s natural-gas gathering agreement in the Delaware Basin extending the original term by three years through 2035.
•Obtained investment-grade status, and subsequent to quarter end, closed an offering of $750.0 million in aggregate principal amount of 6.150% senior notes due 2033.
•Retired $213.1 million of floating rate senior notes in January of 2023.
•After quarter end, executed an amendment to the revolving credit facility extending the maturity to April of 2028 for an aggregate principal amount of up to $2.0 billion, which currently is undrawn.

On May 15, 2023, WES will pay its first-quarter 2023 per-unit distribution of $0.856, which includes the Partnership’s quarterly Base Distribution of $0.500 per unit and an Enhanced Distribution of $0.356 per unit pertaining to the Partnership’s 2022 financial performance. Through quarter-end, total common unit repurchases increased to $494.7 million of the $1.250 billion repurchase program, which runs through December 31, 2024. First-quarter 2023 Free cash flow(1) after distributions totaled $(55.0) million. First-quarter 2023 capital expenditures(2) totaled $179.3 million.
First-quarter 2023 natural-gas throughput(3) averaged 4.1 Bcf/d, representing a 3-percent sequential-quarter decrease. First-quarter 2023 throughput for crude-oil and NGLs assets(3) averaged 611 MBbls/d, representing a 6-percent sequential-quarter decrease. First-quarter 2023 throughput for produced-water assets(3) averaged 957 MBbls/d, representing a 12-percent sequential-quarter increase.
“In the Delaware Basin, strong producer activity levels led to increased throughput across all three products and resulted in record natural-gas and produced-water throughput,” said Michael Ure, President and Chief Executive Officer. “Despite continued growth in the Delaware Basin, overall natural-gas and crude-oil throughput declined sequentially due to expected declines in the DJ Basin, reduced throughput from our equity investments, and inclement weather that impacted our legacy Rocky Mountain assets in Utah and Wyoming. Additionally, increased sequential gross margin from the Delaware Basin was offset by the expected reduction in deficiency revenue and margin from non-core assets and reduced gross margin contribution from equity investments, primarily due to the sale of Cactus II in 2022. With that said, we expect quarterly profitability to gradually improve as throughput increases for the remainder of the year.”
Mr. Ure continued, “Our commercial team continues to generate substantial value for our partnership. Since this time last year, and inclusive of the new amendments with Occidental, we have now executed agreements providing up to 950 MMcf/d of firm processing commitments with some of our largest customers.”
“Additionally, we continue to see strong producer forecasts from our Delaware Basin customers, which may require us to increase our processing capacity at our West Texas complex to satisfy future volume growth. We will update the market in due time of any changes that could potentially affect our previously disclosed capital expenditures and Free cash flow guidance ranges. With that said, we are committed to safely meeting the processing needs of our customers, growing our Delaware Basin footprint, and continuing to generate meaningful value for our stakeholders,” concluded Mr. Ure.

CONFERENCE CALL TOMORROW AT 1:00 P.M. CT
WES will host a conference call on Thursday, May 4, 2023, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss first-quarter 2023 results. To participate, individuals should dial 888-770-7129 (Domestic) or 929-203-2109 (International) ten to fifteen minutes before the scheduled conference call time and enter the participant access code of 2187921. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website following the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.

ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, Wyoming, and Pennsylvania, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.
For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(3)Represents total throughput attributable to WES, which excludes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.

# # #
WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Daniel.Jenkins@westernmidstream.com
832.636.1009

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
thousands except per-unit amounts	2023	2022
Revenues and other
Service revenues – fee based	$647,867	$631,598
Service revenues – product based	46,810	40,867
Product sales	39,025	85,589
Other	280	243
Total revenues and other	733,982	758,297
Equity income, net – related parties	39,021	49,607
Operating expenses
Cost of product	51,459	72,848
Operation and maintenance	174,239	128,976
General and administrative	51,117	48,602
Property and other taxes	6,831	18,442
Depreciation and amortization	144,626	134,582
Long-lived asset and other impairments	52,401	—
Total operating expenses	480,673	403,450
Gain (loss) on divestiture and other, net	(2,118)	370
Operating income (loss)	290,212	404,824
Interest expense	(81,670)	(85,455)
Other income (expense), net	1,215	106
Income (loss) before income taxes	209,757	319,475
Income tax expense (benefit)	1,416	1,805
Net income (loss)	208,341	317,670
Net income (loss) attributable to noncontrolling interests	4,696	8,953
Net income (loss) attributable to Western Midstream Partners, LP	$203,645	$308,717
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$203,645	$308,717
General partner interest in net (income) loss	(4,686)	(6,783)
Limited partners’ interest in net income (loss)	$198,959	$301,934
Net income (loss) per common unit – basic	$0.52	$0.75
Net income (loss) per common unit – diluted	$0.52	$0.75
Weighted-average common units outstanding – basic	384,468	403,254
Weighted-average common units outstanding – diluted	385,750	404,460

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	March 31, 2023	December 31, 2022
Total current assets	$735,298	$900,425
Net property, plant, and equipment	8,541,222	8,541,600
Other assets	1,835,968	1,829,603
Total assets	$11,112,488	$11,271,628
Total current liabilities	$581,327	$903,857
Long-term debt	6,693,941	6,569,582
Asset retirement obligations	293,718	290,021
Other liabilities	441,938	400,053
Total liabilities	8,010,924	8,163,513
Equity and partners’ capital
Common units (384,615,227 and 384,070,984 units issued and outstanding at March 31, 2023, and December 31, 2022, respectively)	2,964,712	2,969,604
General partner units (9,060,641 units issued and outstanding at March 31, 2023, and December 31, 2022)	2,261	2,105
Noncontrolling interests	134,591	136,406
Total liabilities, equity, and partners’ capital	$11,112,488	$11,271,628

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
thousands	2023	2022
Cash flows from operating activities
Net income (loss)	$208,341	$317,670
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	144,626	134,582
Long-lived asset and other impairments	52,401	—
(Gain) loss on divestiture and other, net	2,118	(370)
Change in other items, net	(105,062)	(175,424)
Net cash provided by operating activities	$302,424	$276,458
Cash flows from investing activities
Capital expenditures	$(173,088)	$(83,971)
Contributions to equity investments - related parties	(110)	(2,070)
Distributions from equity investments in excess of cumulative earnings – related parties	12,366	9,925
Proceeds from the sale of assets to third parties	—	383
(Increase) decrease in materials and supplies inventory and other	(18,346)	4,116
Net cash used in investing activities	$(179,178)	$(71,617)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$220,000	$—
Repayments of debt	(313,138)	—
Increase (decrease) in outstanding checks	18,768	(7,088)
Distributions to Partnership unitholders	(196,569)	(134,749)
Distributions to Chipeta noncontrolling interest owner	(2,240)	(1,984)
Distributions to noncontrolling interest owner of WES Operating	(4,271)	(2,805)
Net contributions from (distributions to) related parties	—	409
Unit repurchases	(7,061)	(5,149)
Other	(12,746)	(7,225)
Net cash provided by (used in) financing activities	$(297,257)	$(158,591)
Net increase (decrease) in cash and cash equivalents	$(174,011)	$46,250
Cash and cash equivalents at beginning of period	286,656	201,999
Cash and cash equivalents at end of period	$112,645	$248,249

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free cash flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted gross margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted gross margin, Adjusted EBITDA, and Free cash flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted gross margin, Adjusted EBITDA, and Free cash flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted gross margin, Adjusted EBITDA, and Free cash flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended
thousands	March 31, 2023	December 31, 2022
Reconciliation of Gross margin to Adjusted gross margin
Total revenues and other	$733,982	$779,437
Less:
Cost of product	51,459	92,663
Depreciation and amortization	144,626	151,910
Gross margin	537,897	534,864
Add:
Distributions from equity investments	51,975	69,282
Depreciation and amortization	144,626	151,910
Less:
Reimbursed electricity-related charges recorded as revenues	23,569	23,577
Adjusted gross margin attributable to noncontrolling interests (1)	15,774	17,490
Adjusted gross margin	$695,155	$714,989

Gross margin
Gross margin for natural-gas assets (2)	$393,673	$403,043
Gross margin for crude-oil and NGLs assets (2)	89,281	75,690
Gross margin for produced-water assets (2)	59,549	61,189
Adjusted gross margin
Adjusted gross margin for natural-gas assets	$480,009	$492,591
Adjusted gross margin for crude-oil and NGLs assets	145,577	150,611
Adjusted gross margin for produced-water assets	69,569	71,787
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.
(2)Excludes corporate-level depreciation and amortization.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended
thousands	March 31, 2023	December 31, 2022
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$208,341	$345,034
Add:
Distributions from equity investments	51,975	69,282
Non-cash equity-based compensation expense	7,199	6,538
Interest expense	81,670	84,606
Income tax expense	1,416	504
Depreciation and amortization	144,626	151,910
Impairments	52,401	20,491
Other expense	200	209
Less:
Gain (loss) on divestiture and other, net	(2,118)	104,560
Equity income, net – related parties	39,021	44,095
Other income	1,215	1,484
Adjusted EBITDA attributable to noncontrolling interests (1)	11,015	12,654
Adjusted EBITDA	$498,695	$515,781
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$302,424	$489,219
Interest (income) expense, net	81,670	84,606
Accretion and amortization of long-term obligations, net	(1,692)	(1,783)
Current income tax expense (benefit)	492	262
Other (income) expense, net	(1,215)	(1,486)
Distributions from equity investments in excess of cumulative earnings – related parties	12,366	22,839
Changes in assets and liabilities:
Accounts receivable, net	4,037	(96,659)
Accounts and imbalance payables and accrued liabilities, net	136,460	72,881
Other items, net	(24,832)	(41,444)
Adjusted EBITDA attributable to noncontrolling interests (1)	(11,015)	(12,654)
Adjusted EBITDA	$498,695	$515,781
Cash flow information
Net cash provided by operating activities	$302,424	$489,219
Net cash used in investing activities	(179,178)	138,015
Net cash provided by (used in) financing activities	(297,257)	(499,671)
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended
thousands	March 31, 2023	December 31, 2022
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$302,424	$489,219
Less:
Capital expenditures	173,088	145,723
Contributions to equity investments – related parties	110	733
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	12,366	22,839
Free cash flow	$141,592	$365,602
Cash flow information
Net cash provided by operating activities	$302,424	$489,219
Net cash used in investing activities	(179,178)	138,015
Net cash provided by (used in) financing activities	(297,257)	(499,671)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	369	402
Processing	3,454	3,520
Equity investments (1)	423	463
Total throughput	4,246	4,385
Throughput attributable to noncontrolling interests (2)	139	154
Total throughput attributable to WES for natural-gas assets	4,107	4,231
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	309	315
Equity investments (1)	314	347
Total throughput	623	662
Throughput attributable to noncontrolling interests (2)	12	13
Total throughput attributable to WES for crude-oil and NGLs assets	611	649
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	977	868
Throughput attributable to noncontrolling interests (2)	20	17
Total throughput attributable to WES for produced-water assets	957	851
Per-Mcf Gross margin for natural-gas assets (3)	$1.03	$1.00
Per-Bbl Gross margin for crude-oil and NGLs assets (3)	1.59	1.24
Per-Bbl Gross margin for produced-water assets (3)	0.68	0.77

Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.30	$1.27
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (4)	2.65	2.53
Per-Bbl Adjusted gross margin for produced-water assets (4)	0.81	0.92
(1)Represents our share of average throughput for investments accounted for under the equity method of accounting.
(2)For all periods presented, includes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Average for period. Calculated as Gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.
(4)Average for period. Calculated as Adjusted Gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) attributable to WES for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022
Throughput for natural-gas assets (MMcf/d)
Delaware Basin	1,569	1,524
DJ Basin	1,306	1,343
Equity investments	423	463
Other	948	1,055
Total throughput for natural-gas assets	4,246	4,385
Throughput for crude-oil and NGLs assets (MBbls/d)
Delaware Basin	205	203
DJ Basin	69	77
Equity investments	314	347
Other	35	35
Total throughput for crude-oil and NGLs assets	623	662
Throughput for produced-water assets (MBbls/d)
Delaware Basin	977	868
Total throughput for produced-water assets	977	868